Exhibit 99(a)(20)

MANNING & NAPIER FUND, INC.

ARTICLES OF AMENDMENT

MANNING & NAPIER FUND, INC. (the “Corporation”), a corporation organized under the laws of the State of Maryland, having its principal place of business at 290 Woodcliff Drive, Fairport, New York 14450, does hereby certify to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

SECOND: As permitted by and in accordance with the Articles of Incorporation of the Corporation and Sections 2-208.1 and 2-105(c) of the Maryland General Corporation Law, the Corporation’s Board of Directors (the “Board”) on November 12, 2007 adopted resolutions for the purpose of increasing the total number of shares of common stock that the Corporation has the authority to issue and classifying and designating a portion of such new shares as (a) Class I, Class K, Class R and Class C of each of the Target Income Series, Target 2010 Series, Target 2020 Series, Target 2030 Series, Target 2040 Series and Target 2050 Series; and (b) Class I of each of the Pro-Blend Conservative Term Series, Pro-Blend Moderate Term Series, Pro-Blend Extended Term Series and Pro-Blend Maximum Term Series, and the remaining shares being authorized, but unclassified and unissued, shares of the Corporation.

THIRD: As permitted by and in accordance with the Articles of Incorporation of the Corporation and Section 2-605 of the Maryland General Corporation Law, a majority of the Corporation’s Board on November 12, 2007 adopted resolutions for the purpose of redesignating certain classes of the Company’s common stock, as set forth below:

Current Designation	New Designation
Pro-Blend Conservative Term Series Class C	Pro-Blend Conservative Term Series Class Z

Pro-Blend Moderate Term Series Class C	Pro-Blend Moderate Term Series Class Z

Pro-Blend Extended Term Series Class C	Pro-Blend Extended Term Series Class Z

Pro-Blend Maximum Term Series Class C	Pro-Blend Maximum Term Series Class Z

Small Cap Series Class C	Small Cap Series Class Z

Tax Managed Series Class C	Tax Managed Series Class Z

World Opportunities Series Class C	World Opportunities Series Class Z

FOURTH: Immediately before the Board approvals set forth in Articles SECOND and THIRD, the Corporation was authorized to issue three billion (3,000,000,000) shares of common stock of the Corporation, par value $0.01 per share, having an aggregate par value of thirty million dollars ($30,000,000) and designated and classified as follows:

Name of Class of Capital Stock	Number of Shares of Capital Stock Classified
Small Cap Series Class A	87,500,000
Small Cap Series Class B	2,500,000
Small Cap Series Class C	2,500,000
Small Cap Series Class D	2,500,000
Small Cap Series Class E	2,500,000
Pro-Blend Maximum Term Series Class A	125,000,000
Pro-Blend Maximum Term Series Class B	2,500,000
Pro-Blend Maximum Term Series Class C	2,500,000

Name of Class of Capital Stock	Number of Shares of Capital Stock Classified
Pro-Blend Maximum Term Series Class D	2,500,000
Pro-Blend Maximum Term Series Class E	2,500,000
Pro-Blend Conservative Term Series Class A	87,500,000
Pro-Blend Conservative Term Series Class B	2,500,000
Pro-Blend Conservative Term Series Class C	2,500,000
Pro-Blend Conservative Term Series Class D	2,500,000
Pro-Blend Conservative Term Series Class E	2,500,000
Tax Managed Series Class A	87,500,000
Tax Managed Series Class B	2,500,000
Tax Managed Series Class C	2,500,000
Tax Managed Series Class D	2,500,000
Tax Managed Series Class E	2,500,000
World Opportunities Series Class A	150,000,000
World Opportunities Series Class B	2,500,000
World Opportunities Series Class C	2,500,000
World Opportunities Series Class D	2,500,000
World Opportunities Series Class E	2,500,000
Pro-Blend Moderate Term Series Class A	125,000,000
Pro-Blend Moderate Term Series Class B	2,500,000
Pro-Blend Moderate Term Series Class C	2,500,000
Pro-Blend Moderate Term Series Class D	2,500,000
Pro-Blend Moderate Term Series Class E	2,500,000
Pro-Blend Extended Term Series Class A	125,000,000
Pro-Blend Extended Term Series Class B	2,500,000
Pro-Blend Extended Term Series Class C	2,500,000
Pro-Blend Extended Term Series Class D	2,500,000
Pro-Blend Extended Term Series Class E	2,500,000
International Series Class A	100,000,000
Life Sciences Series Class A	100,000,000
Technology Series Class A	100,000,000
Global Fixed Income Series Class A	50,000,000
New York Tax Exempt Series Class A	100,000,000
Ohio Tax Exempt Series Class A	100,000,000
Diversified Tax Exempt Series Class A	100,000,000
Equity Series Class A	125,000,000
Overseas Series Class A	100,000,000
High Yield Bond Series Class A	20,000,000
Commodity Series Class A	30,000,000
Core Bond Series Class A	125,000,000
Core Plus Bond Class A	125,000,000
Financial Services Series Class A	100,000,000
Unclassified	867,500,000

FIFTH: Upon filing for record these Articles of Amendment, the Corporation has the authority to issue five billion (5,000,000,000) shares of common stock of the Corporation, par value of $0.01 per share, having an aggregate par value of fifty million ($50,000,000) and designated and classified as follows:

Name of Class of Capital Stock	Number of Shares of Capital Stock Classified
Small Cap Series Class A	87,500,000
Small Cap Series Class B	2,500,000
Small Cap Series Class Z	2,500,000

Name of Class of Capital Stock	Number of Shares of Capital Stock Classified
Small Cap Series Class D	2,500,000
Small Cap Series Class E	2,500,000
Pro-Blend Maximum Term Series Class A	125,000,000
Pro-Blend Maximum Term Series Class B	2,500,000
Pro-Blend Maximum Term Series Class Z	2,500,000
Pro-Blend Maximum Term Series Class D	2,500,000
Pro-Blend Maximum Term Series Class E	2,500,000
Pro-Blend Maximum Term Series Class I	200,000,000
Pro-Blend Conservative Term Series Class A	87,500,000
Pro-Blend Conservative Term Series Class B	2,500,000
Pro-Blend Conservative Term Series Class Z	2,500,000
Pro-Blend Conservative Term Series Class D	2,500,000
Pro-Blend Conservative Term Series Class E	2,500,000
Pro-Blend Conservative Term Series Class I	75,000,000
Tax Managed Series Class A	87,500,000
Tax Managed Series Class B	2,500,000
Tax Managed Series Class Z	2,500,000
Tax Managed Series Class D	2,500,000
Tax Managed Series Class E	2,500,000
World Opportunities Series Class A	150,000,000
World Opportunities Series Class B	2,500,000
World Opportunities Series Class Z	2,500,000
World Opportunities Series Class D	2,500,000
World Opportunities Series Class E	2,500,000
Pro-Blend Moderate Term Series Class A	125,000,000
Pro-Blend Moderate Term Series Class B	2,500,000
Pro-Blend Moderate Term Series Class Z	2,500,000
Pro-Blend Moderate Term Series Class D	2,500,000
Pro-Blend Moderate Term Series Class E	2,500,000
Pro-Blend Moderate Term Series Class I	125,000,000
Pro-Blend Extended Term Series Class A	125,000,000
Pro-Blend Extended Term Series Class B	2,500,000
Pro-Blend Extended Term Series Class Z	2,500,000
Pro-Blend Extended Term Series Class D	2,500,000
Pro-Blend Extended Term Series Class E	2,500,000
Pro-Blend Extended Term Series Class I	200,000,000
International Series Class A	100,000,000
Life Sciences Series Class A	100,000,000
Technology Series Class A	100,000,000
Global Fixed Income Series Class A	50,000,000
New York Tax Exempt Series Class A	100,000,000
Ohio Tax Exempt Series Class A	100,000,000
Diversified Tax Exempt Series Class A	100,000,000
Equity Series Class A	125,000,000
Overseas Series Class A	100,000,000
High Yield Bond Series Class A	20,000,000
Commodity Series Class A	30,000,000
Core Bond Series Class A	125,000,000
Core Plus Bond Class A	125,000,000
Financial Services Series Class A	100,000,000
Target Income Series Class I	10,000,000
Target Income Series Class K	40,000,000

Name of Class of Capital Stock	Number of Shares of Capital Stock Classified
Target Income Series Class R	40,000,000
Target Income Series Class C	10,000,000
Target 2010 Series Class I	10,000,000
Target 2010 Series Class K	40,000,000
Target 2010 Series Class R	40,000,000
Target 2010 Series Class C	10,000,000
Target 2020 Series Class I	10,000,000
Target 2020 Series Class K	40,000,000
Target 2020 Series Class R	40,000,000
Target 2020 Series Class C	10,000,000
Target 2030 Series Class I	10,000,000
Target 2030 Series Class K	40,000,000
Target 2030 Series Class R	40,000,000
Target 2030 Series Class C	10,000,000
Target 2040 Series Class I	10,000,000
Target 2040 Series Class K	40,000,000
Target 2040 Series Class R	40,000,000
Target 2040 Series Class C	10,000,000
Target 2050 Series Class I	10,000,000
Target 2050 Series Class K	40,000,000
Target 2050 Series Class R	40,000,000
Target 2050 Series Class C	10,000,000
Unclassified	1,667,500,000

SIXTH: The shares of stock designated and classified as set forth above have been duly authorized and classified by the Board of Directors pursuant to authority and power contained in Section 2-105(c) and Section 2-605 of the Maryland General Corporation Law and the Corporation’s Articles of Incorporation.

SEVENTH: The description of the shares of stock designated and classified as set forth above, including any preference, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption is as set forth in the Corporation’s Articles of Incorporation and has not changed in connection with these Articles of Amendment.

EIGHTH: Pursuant to the requirements of Section 2-607 of the Maryland General Corporation Law, these Articles of Amendment are limited to changes expressly authorized by Section 2-605 and Section 2-105(c) of the Maryland General Corporation Law to be made without action by the stockholders.

IN WITNESS WHEREOF, MANNING & NAPIER FUND, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and its corporate seal to be hereunto affixed and attested by its Secretary as of the 12th day of November, 2007.

MANNING & NAPIER FUND, INC.

By:	/s/ Jeffrey S. Coons
Jeffrey S. Coons
Vice President

[SEAL]

Attest:

/s/ Jodi Hedberg
Jodi Hedberg
Secretary

THE UNDERSIGNED, Vice President of Manning & Napier Fund, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

/s/ Jeffrey S. Coons
Jeffrey S. Coons
Vice President